UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report December 15, 2004
(Date of earliest event reported)

CE GENERATION, LLC
(Exact name of registrant as specified in its charter)

Delaware	333-89521	47-0818523
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

302 South 36th Street, Suite 400 Omaha, NE	68131
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(402) 341-4500

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06    Material Impairments.

CE Generation, LLC (“CE Generation” or the “Company”), through its indirect wholly owned subsidiary, Power Resources, Ltd. (“Power Resources”), owns and through its indirect wholly-owned subsidiary, Falcon Power Operating Company, operates the Power Resources Project, a 212 net megawatt natural gas-fired cogeneration project, which operates in the Electric Reliability Council of Texas (“ERCOT”) markets. Power Resources sold electricity to TXU Power Generation Company, LP, pursuant to a 15-year negotiated power purchase agreement (the “Power Resources PPA”), which provided for capacity and energy payments. The Power Resources PPA expired on September 30, 2003.

On August 5, 2003, Power Resources entered into a Tolling Agreement with ONEOK Energy, Marketing and Trading Company, L.P. (“ONEOK”). The agreement commenced October 1, 2003 and expires December 31, 2005. Under the terms of the agreement, Power Resources, as an exempt wholesale generator, sells its electricity and capacity to ONEOK for a fixed price per kilowatt-month plus variable operating and maintenance recovery fees.

The Company has efforts underway to evaluate and execute long-term business alternatives for the Power Resources Project. However, given the December 31, 2005 expiration of the Tolling Agreement with ONEOK and the surplus of generation capacity and depressed energy prices in the ERCOT markets, the Company has been evaluating Power Resources’ long-lived assets to assess whether the carrying value of the assets is recoverable.

On December 9, 2004, management determined that a portion of the carrying value of the Power Resources long-lived assets is no longer recoverable. As a result, the Company concluded that an estimated non-cash impairment charge of approximately $55 million ($35 million after tax), recognized in accordance with Statement of Financial Accounting Standards No. 144, Accounting for the Impairment of Long-Lived Assets, is required to write down the long-lived assets to their fair value. The fair value was determined based on discounted estimated cash flows from the future use of the long-lived assets. The impairment charge will not result in any current or future cash expenditures.

Forward-Looking Statements

This report contains statements that do not directly or exclusively relate to historical facts. These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can typically be identified by the use of forward-looking words, such as “may”, “will”, “could”, “project”, “believe”, “anticipate”, “expect”, “estimate”, “continue”, “potential”, “plan”, “forecast” and similar terms. These statements represent CE Generation’s intentions, plans, expectations and beliefs and are subject to risks, uncertainties and other factors. Many of these factors are outside CE Generation’s control and could cause actual results to differ materially from such forward-looking statements.

These factors include, among others, general economic and business conditions in the jurisdictions in which CE Generation’s facilities are located; the financial condition and creditworthiness of our significant customers and suppliers; governmental, statutory, regulatory or administrative initiatives or ratemaking actions affecting CE Generation or the power generation industries; weather effects on sales and revenues; general industry trends; increased competition in the power generation; fuel and power costs and availability; changes in business strategy, development plans or customer or vendor relationships; availability of qualified personnel; unscheduled outages or repairs; financial or regulatory accounting principles or policies imposed by the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, the Securities and Exchange Commission, the Federal Energy Regulatory Commission and similar entities with regulatory oversight; and other business or investment considerations that may be disclosed from time to time in CE Generation’s Securities and Exchange Commission filings or in other publicly disseminated written documents.

CE Generation undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors should not be construed as exclusive.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CE GENERATION, LLC
(Registrant)
Date: December 15, 2004
/s/ Douglas L. Anderson
Douglas L. Anderson
Senior Vice President